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Exhibit No. 10(D)

                      2005 BOARD OF DIRECTORS' COMPENSATION

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                                                                          2004          2005
NON-EMPLOYEE DIRECTORS (EXCLUDING CHAIRMAN - SEE BELOW)
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
Retainer (per year)                                                    $10,000       $10,000

Board Meetings                                                          $3,000        $3,200
Board Telephone Meeting                                                 $1,500        $1,500
Management Interaction Day                                              $2,000        $2,000
Special Meetings                                                        $1,000        $1,000

COMMITTEE MEETINGS
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AUDIT COMMITTEE
Meetings -- Committee Member                                            $2,000        $2,100
Meetings -- Committee Chair                                             $4,000        $4,200
Regularly Scheduled Audit Telephone Meetings -- Committee Member        $1,000        $1,000
Regularly Scheduled Audit Telephone Meetings -- Committee Chair         $1,500        $1,500

ALL OTHER COMMITTEES
Meetings -- Committee Member                                            $2,000        $2,100
Meetings -- Committee Chair                                             $2,500        $2,600
Telephone Meetings (as needed)                                            $500          $500

RESTRICTED STOCK AWARDS
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Value of Annual Restricted Stock Awards (excluding Chairman)          $100,000      $100,000
Chairman of the Board
     Value of Annual Restricted Stock Award in lieu
     of Retainer and Meeting Fees                                     $200,000      $200,000
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